EXHIBIT 15.1




November 7, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Triton Energy Corporation has included our reports dated May 2, 1995 and August 1, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 33-59567) to be filed on or about November 7, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




PRICE WATERHOUSE LLP
Dallas, Texas